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                                                       EXHIBIT 11(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


                 We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 45 to the registration statement on Form N-1A (the "Registration Statement") of our report dated April 21, 1995, relating to the financial statements and financial highlights appearing in the February 28, 1995 Annual Report to Shareholders of the Pacific Horizon Prime Fund (one of the portfolios constituting the Pacific Horizon Funds, Inc.), which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus and under the headings "Independent Accountants" and "Financial Statements and Experts" in the Statement of Additional Information.





/s/Price Waterhouse LLP
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Price Waterhouse LLP
New York, New York
February 20, 1996